UJB FINANCIAL CORP.                                                                    Exhibit (28)B
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)
                                                                              Three Months Ended
                                                                                  March 31,
                                                                              -----------------
                                                                                1995    1994*
                                                                              -------- --------
Interest Income
  Interest and fees on loans                                                 $202,901 $158,991
  Interest on investment securities:
      Taxable                                                                  55,190   40,590
      Tax-exempt                                                                5,374    5,441
  Interest on investment securities available for sale                          3,432   13,656
  Interest on Federal funds sold and securities
    purchased under agreements to resell                                          136      202
  Interest on trading account securities                                          255      257
  Interest on deposits with banks                                                 229      157
                                                                              -------- --------
      Total interest income                                                   267,517  219,294
Interest Expense
  Interest on savings and time deposits                                        73,814   56,440
  Interest on commercial certificates of deposit
    $100,000 and over                                                           6,387    1,872
  Interest on borrowed funds                                                   26,425   15,679
                                                                              -------- --------
      Total interest expense                                                  106,626   73,991
                                                                              -------- --------
      Net interest income                                                     160,891  145,303
  Provision for loan losses                                                    15,000   18,500
                                                                              -------- --------
      Net interest income after provision for loan losses                     145,891  126,803
Non-Interest Income
  Service charges on deposit accounts                                          15,944   15,967
  Service and loan fee income                                                  10,092    9,114
  Trust income                                                                  5,532    5,807
  Investment securities gains (losses)                                          2,192    1,275
  Trading account gains                                                           279       79
  Other                                                                        11,746   11,836
                                                                              -------- --------
      Total non-interest income                                                45,785   44,078
Non-Interest Expenses
  Salaries                                                                     48,547   44,397
  Pension and other employee benefits                                          15,883   13,937
  Occupancy, net                                                               13,350   13,862
  Furniture and equipment                                                      12,453   11,787
  FDIC assessment                                                               6,839    6,915
  Other real estate owned expenses                                              1,702    4,073
  Advertising and public relations                                              2,911    2,761
  Other                                                                        28,014   26,251
                                                                              -------- --------
      Total non-interest expenses                                             129,699  123,983
                                                                              -------- --------
      Income before income taxes                                               61,977   46,898
  Federal and state income taxes                                               21,990   16,607
                                                                              -------- --------
      Income before cumulative effect of a change in accounting principle      39,987   30,291
  Cumulative effect of a change in accounting principle                             -   (1,731)
                                                                              -------- --------
      Net Income                                                             $ 39,987 $ 28,560
                                                                              ======== ========
Net Income Per Common Share:
      Income before cumulative effect of a change in accounting principle    $   0.72 $   0.54
Cumulative effect of a change in accounting principle                               -    (0.03)
                                                                              -------- --------
     Net Income Per Common Share                                             $   0.72 $   0.51
                                                                              ======== ========
Average Common Shares Outstanding (in thousands)                               55,139   54,401
                                                                              ======== ========

  *    Effective January 1994, the company adopted SFAS No. 112, Accounting for Postemployment Benefits.

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